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                                                                    Exhibit 10.5
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                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


          This Amendment ("Amendment") dated as of January 1, 1996, is between BE Aerospace, Inc., a Delaware corporation (the "Company") and Marco Lanza (the "Executive"). The parties agree as follows:

1.  Reference to Agreement; Definitions.  Reference is made to that certain
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Employment Agreement dated as of March 1, 1992, between the Company (formerly known as BE Avionics, Inc.) and the Executive (the "Agreement"). Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

2.  Amendments to Agreement.  The Agreement is amended as follows, effective
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upon the date first written above:

          2.1. Amendment to Section 1. Section 1 of the Agreement is deleted in
               ----------------------
its entirety and replaced with the following:

          "1.  Employment.  The Company shall employ the Executive, and the
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     Executive shall perform services for and continue in the employment of the
     Company, for an initial period of three (3) years commencing on January 1, 1996, and ending on December 31, 1999, whereupon the Executive's employment hereunder shall automatically be extended from year to year on and after January 1, 2000, until either the Company or the Executive gives the other party at least ninety (90) days' written notice prior to the then applicable "Expiration Date" (as hereinafter defined) of its or his desire to terminate this Agreement, unless such employment shall have been sooner terminated as hereinafter set forth. For purposes of this Agreement, (i) the term "Employment Period" shall mean the initial three (3) year period and all extensions thereof, if any, as aforesaid, and (ii) the term "Expiration Date" shall mean December 31 of either calendar year 1999 or any subsequent calendar year if the Employment Period is extended on and after January 1, 2000, as aforesaid."

     2.2. Amendment to Section 2.  Section 2 of the Agreement is deleted in its
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entirety and replaced with the following:

          "2.  Positions and Duties.  The Executive shall serve the Company in
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     the capacity of Executive Vice President, shall be accountable to, and shall have such other powers, duties and responsibilities consistent with this capacity as may from time to time be prescribed by, the President of the Company, his designee or the Board of Directors. The Executive shall perform and discharge,
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     faithfully, diligently and to the best of his ability, such duties and responsibilities. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company."

     2.3. Amendment to Section 3(a).  Section 3(a) of the agreement is deleted
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in its entirety and replaced with the following:

          "(a)  Salary.  Effective as of August 21, 1995, the Executive shall
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     receive an annual salary (the "Salary") of $240,000 during each year of the
     Employment Period. Such rate shall be subject to adjustment from time to time by the Board of Directors; provided, however, that it shall at no time
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     be adjusted below $240,000.  Except as otherwise provided in this
     Agreement, the Salary shall be payable biweekly or in accordance with the Company's current payroll practices, and shall be pro-rated for any period of service less than a full year."

     2.4. Amendment to Section 4(c).  Section 4(c) of the Agreement is deleted
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in its entirety and replaced with the following:

          "(c)  Incapacity.  If in the reasonable judgment of the Board of
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     Directors of the Company, as a result of the Executive's incapacity due to physical or mental illness or otherwise, the Executive shall for at least six (6) consecutive months during the term of this Agreement have been unable to perform his duties under this Agreement on a full-time basis, the Company may terminate the Executive's employment as provided in this
     Section 4(c). If the Company desires to so terminate the Executive, the Company shall:

               (i) give prompt notice to the Executive of any such termination; and

               (ii) until the Expiration Date, continue to pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) his Salary (in effect as of the date of such termination) and (to the extent legally practicable) extend to the Executive the applicable fringe benefits referred to in Section 3(d) above.

          Any dispute between the Board of Directors of the Company and the Executive with respect to the Executive's incapacity shall be settled by reference to a competent medical authority mutually agreed to by the Board of Directors and the Executive or his duly authorized representative, whose decision shall be

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     binding on all parties. The obligations of the Company pursuant to this
     Section 4(c) shall survive any termination of the Executive's employment pursuant to this Section 4(c)."

     2.5.      Amendment to Section 4.  Section 4 of the Agreement is amended by
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adding a new paragraph (f) as follows:

          "(f)  Change of Control.  If a 'Change of Control' (as that term is
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     defined in that certain Indenture dated as of March 3, 1993, by and between the Company and United States Trust Company of New York, as trustee, in connection with the Company's 9 3/4% Senior Notes due 2003) occurs during the Employment Period and, as a result of such Change of Control, this Agreement or the Executive's employment is terminated for any reason, or the Executive resigns his employment because any of the Executive's position, powers, duties or responsibilities under Section 2 above are changed without his agreement or any compensation or benefit payable or otherwise extended to the Executive hereunder (including without limitation Salary, incentive bonus, expenses, fringe benefits and automobile set forth in Section 3 above) is eliminated or reduced, the Company or its successor in interest shall:

               (i) give prompt notice to the Executive of any such termination, change, elimination or reduction;

               (ii) within thirty (30) days after the Termination Date, pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) a lump sum amount equal to the Executive's Salary in effect as of the Termination Date, which lump sum amount shall not be pro-rated and shall be paid in addition to the Salary due and payable under (iii) below;

               (iii) until the Expiration Date, continue to pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) his Salary (in effect as of the date of the Change of Control), and to extend to him the incentive bonus, expenses, fringe benefits and automobile set forth in Section 3 above.

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          The obligations of the Company pursuant to this Section 4(f) shall survive any termination of this Agreement or the Executive's employment or any resignation of such employment by the Executive pursuant to this
     Section 4(e)."

     2.6.      Amendment to Section 6.  Paragraphs (i) and (ii) in Section 6 of
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the Agreement are deleted in their entirety and replaced with the following:

          "(i)  if to Employer, to it at:
                BE Aerospace, Inc.
                1400 Corporate Center Way
                Wellington, Florida 33414

          (ii)  if to the Executive, to him at:
                c/o BE Aerospace, Inc.
                1400 Corporate Center Way
                Wellington, Florida 33414"

     2.7. Amendment to Section 8.  Section 8 of the Agreement is deleted in its
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entirety and replaced with the following:

     "8.  Miscellaneous.
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          (a)  Enforceability.  The invalidity and unenforceability of any term
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     or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Florida.

          (b)  Assignment.  This Agreement shall be binding upon and inure to
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     the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement may be assigned by the Company. Executive may not assign or delegate Executive's duties under this Agreement without the Company's prior written approval."

3.   Miscellaneous.  Except as amended by this Amendment, all terms and
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conditions of the Agreement shall remain in full force and effect.  This
Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral. This Amendment may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company. This Amendment may be executed in any number

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of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Florida and shall bind and inure to the benefit of the parties hereto and their respective successors, assigns and heirs.


     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the date first written above.

                              MARCO LANZA


                              /s/ Marco Lanza
                              --------------------------


                              BE Aerospace, Inc.


                              By: /s/ R. J. Khoury
                                 ------------------------
                                 Robert  J. Khoury
                                 President

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